Exhibit 10.1

John Bean Technologies Corporation
2017 Incentive Compensation and Stock Plan

SECTION 1
PURPOSE
The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants of the Company and its Affiliates.
SECTION 2
DEFINITIONS
2.1    General. For purposes of the Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation, any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(b)“Award” means a Management Incentive Award, Stock Option, Stock Appreciation Right, Performance Unit, Stock Unit, Restricted Stock or other award authorized under the Plan.

(c)“Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned.

(d)“Board” means the Board of Directors of the Company.

(e)“Business Unit” means a unit of the business of the Company or its Affiliates as determined by the Committee and the CEO.

(f)“Cause” means (1) “Cause” as defined in any Individual Agreement to which the Eligible Individual is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Cause”: (A) the Eligible Individual having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; (B) the willful and continued failure on the part of the Eligible Individual to substantially perform his or her employment duties in any material respect (other than such failure resulting from Disability), after a written demand for substantial performance is delivered to the Eligible Individual that specifically identifies the manner in which the Company believes the Eligible Individual has failed to perform his or her duties, and after the Eligible Individual has failed to resume substantial performance of his or her duties within thirty (30) days of such demand; or (C) willful and deliberate conduct on the part of the Eligible Individual that is materially injurious to the Company or an Affiliate; or (D) such other events as will be determined by the Committee. The Committee will, unless otherwise provided in an Individual Agreement with the Eligible Individual, determine whether “Cause” exists.

(g)“CEO” means the Company’s chief executive officer.

(h)“Change in Control” and “Change in Control Price” have the meanings set forth in Sections 14.2 and 14.3, respectively.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)“Committee” means the Compensation Committee of the Board, or such other committee as the Board may from time to time designate.

(k)“Common Stock” means (1) the common stock of the Company, par value $.01 per share, subject to adjustment as provided in Section 4.1; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

(l)“Company” means John Bean Technologies Corporation, a Delaware corporation.

(m)“Covered Employee” means an Eligible Individual who has received a Management Incentive Award, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units, who has been designated as such by the Committee and who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Management Incentive Award, Restricted Stock or Performance Units are expected to be taxable to such Eligible Individual.

(n)“Disability” means a disability as provided in Sections 409A(a)(2)(A)(ii) and 409A(a)(2)(C) of the Code and Treas. Reg. Section 1.409A-3(a)(2).

(o)“Dividend Equivalent Rights” means the right to receive cash, a Stock Option, Restricted Stock, Performance Unit, Stock Unit or Restricted Stock Unit as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Restricted Stock, Performance Unit, Stock Unit or Restricted Stock Unit as applicable, with Dividend Equivalent Rights if such Stock Option, Restricted Stock, Performance Unit, Stock Unit or Restricted Stock Unit as applicable, was a share of Common Stock held by the Eligible Individual on the exercise or vesting date of the related award. Dividend Equivalent Rights shall be payable only when and to the extent that the related Awards are exercised or vest and become payable. Such Dividend Equivalent Rights shall be converted to cash or additional shares of Common Stock as may be determined by the Committee at the time of exercise or vesting; provided, however, that the number of shares issued pursuant to any Award will always be a whole number. If a dividend is paid in cash and the Committee determines not to pay the Dividend Equivalent Rights in cash, the number of Stock Options, shares of Restricted Stock, Performance Unit, Stock Unit or Restricted Stock Unit into which a Dividend Equivalent Right will be converted will be calculated as of the exercise or vesting date, in accordance with the following formula:
(A x B)/C
in which “A” equals the number of Stock Options, shares of Restricted Stock, Performance Unit, Stock Unit or Restricted Stock Unit with Dividend Equivalent Rights held by the Eligible Individual on the exercise or vesting date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the exercise or vesting date. Unless otherwise determined by the Committee, if a dividend is paid in property other than cash and the Committee determines not to pay the Dividend Equivalent Rights in cash, the number of Stock Option, shares of Restricted Stock Performance Unit, Stock Unit or Restricted Stock Unit as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the exercise or vesting date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the Eligible Individual would have received if the Stock Option, share of Restricted Stock Performance Unit, Stock Unit or Restricted Stock Unit as applicable, with Dividend Equivalent Rights held by the Eligible Individual on the exercise or vesting date was a share of Common Stock.

(p)“Effective Date” means May 12, 2017.

(q)“Eligible Individuals” means officers, employees, directors and consultants of the Company or any of its Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Affiliates, as determined by the Committee.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s)“Expiration Date” means the date on which an Award becomes unexercisable and/or not payable by reason of lapse of time or otherwise as provided in Section 6.2.

(t)“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the New York Stock Exchange for the specified date (as of 4 p.m. Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect), or, if the shares were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

(u)“Good Reason” means, without the Eligible Individual’s express written consent, the occurrence of any one or more of the following:

(i)The assignment of the Eligible Individual to duties materially inconsistent with the Eligible Individual’s authorities, duties, responsibilities, and status (including, without limitation, offices, titles and reporting requirements)

as an employee of the Company (including, without limitation, any material change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity, or any material change in the Eligible Individual’s reporting relationship, such as the chairman or chief executive officer ceasing to report to the Board of Directors of a publicly traded company), or a material reduction or alteration in the nature or status of the Eligible Individual's authorities, duties, or responsibilities from the greatest of (i) those in effect on the Grant Date; (ii) those in effect during the fiscal year immediately preceding the year of a Change in Control; and (iii) those in effect immediately preceding a Change in Control;

(ii)The Company’s requiring the Eligible Individual to be based at a location which is at least fifty (50) miles further from the Eligible Individual’s then current primary residence than is such residence from the office where the Eligible Individual is located at the time of a Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Eligible Individual's business obligations as of the Grant Date or as the same may be changed from time to time prior to a Change in Control; or

(iii)A material reduction by the Company in the Eligible Individual’s base salary as in effect on the Grant Date or as the same may be increased from time to time.

The existence of Good Reason will not be affected by the Eligible Individual's temporary incapacity due to physical or mental illness not constituting a Disability. The Eligible Individual's continued employment will not constitute a waiver of the Eligible Individual's rights with respect to any circumstance constituting Good Reason. Notwithstanding the above to the contrary, “Good Reason” for the Eligible Individual’s separation from service will exist only if (i) the Eligible Individual provides written notice to the Company within ninety (90) days of the occurrence of any of the above listed events, (ii) the Company fails to cure the event within thirty (30) days following the Company’s receipt of the Eligible Individual's written notice, and (iii) the Eligible Individual separates from service with the Company effective not later than sixty (60) days after the end of the Company’s cure period.
(v)“Grant Date” means the date designated by the Committee as the date of grant of an Award.

(w)“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)“Individual Agreement” means a severance, employment, consulting or similar agreement between an Eligible Individual and the Company or one of its Affiliates.

(y)“Management Incentive Award” means an Award of cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee.

(z)“Non-Employee Director” means each director of the Company who is not otherwise an employee of the Company or its Affiliates.

(aa)“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(bb)    “Notice” means the written evidence of an Award granted under the Plan in such form as the Committee will from time to time determine.

(cc)    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Management Incentive Awards, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as set forth in the Notice. In the case of Qualified Performance-Based Awards, Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as performance-based compensation shall be limited to one or more of the following performance measures: net revenue; net earnings (before or after taxes); operating earnings or income; absolute and/or relative return measures (including, but not limited to, return on assets, capital, invested capital, net contribution, equity, sales, or revenue); earnings per share; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); net operating profits; earnings before or after taxes, interest, depreciation, and/or amortization; earning as a percentage of sales; earnings growth before or after taxes, interest, depreciation, and/or amortization; gross, operating, or net margins; revenue growth; book value per share; stock price (including, but not limited to, growth measures and total shareholder return); economic value added; customer satisfaction; market share; working capital; productivity ratios; operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency, and employee satisfaction); and performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee may provide in any Award intended to be Qualified Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) restructurings, discontinued operations, foreign currency translation, acquisitions and dispositions and mark-to-market accounting, (b) charges relating to impairment and other unusual or nonrecurring charges (which includes gains and losses that are treated as unusual in nature or that occur infrequently under Accounting Standards Codification Topic 225) and (c) a change in tax law or accounting standards, practices or policies. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as Performance-Based Compensation.

(dd)    “Performance Units” means an Award granted under Section 12.

(ee)    “Plan” means the John Bean Technologies Corporation 2017 Incentive Compensation and Stock Plan, as set forth herein and as hereinafter amended from time to time.

(ff)    “Prior Plan” means the John Bean Technologies Corporation Incentive Compensation and Stock Plan dated as of July 31, 2008, as amended.

(gg)    “Qualified Performance-Based Award” means a Management Incentive Award, an Award of Restricted Stock, an Award of Performance Units, an Award of Stock Units or an Award of Restricted Stock Units designated as such by the Committee, based upon a determination that (1) the recipient is or may be a Covered Employee; and (2) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(hh)    “Restricted Stock” means an Award granted under Section 11.

(ii)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj)    “Separation from Service” means the cessation of a Non-Employee Director’s service on the Board. Temporary absences from service on the Board for a period not to exceed six (6) consecutive months because of illness, vacation or leave of absence will not be considered a Separation from Service.

(kk)    “Stock Appreciation Right” means an Award granted under Section 10.

(ll)    “Stock Option” means an Award granted under Section 9.

(mm)    “Stock Units or Restricted Stock Units” means an Award granted under Section 12.

(nn)    “Termination of Employment” means the termination of the Eligible Individual’s employment with, or performance of services for, the Company and any of its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates will not be considered a Termination of Employment. Notwithstanding the preceding, a Termination of Employment shall occur only if such termination constitutes a “separation from service” under Section 409A(a)(2)(A)(i) of the Code.

(oo)    “Vesting Date” means the date on which an Award becomes vested, and, if applicable, fully exercisable and/or payable by or to the Eligible Individual as provided in Section 6.3.

(pp)    “Years of Service” means the sum of (1) and (2), divided by 12, where (1) is the total number of calendar months during which an Eligible Individual is employed by the Company or an Affiliate, regardless of whether such months are consecutive, and (2) is the total number of calendar months during which an Eligible Individual was employed by an entity (i) that was acquired by the Company in either a stock or asset transaction or (ii) from which the Company previously spun-off, provided, in either case, (a) if such months are already counted under subsection (1), above, they shall not be counted again, and (b) in order for the months to be counted for purposes of subsection (2), the Eligible Individual had to have been an active employee with such entity immediately prior to the consummation of such corporate transaction. A partial month of employment counts as a whole month.
2.2    Other Definitions. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3
ADMINISTRATION
3.1    Committee Administration. The Committee is the administrator of the Plan. Among other things, the Committee has the authority, subject to the terms of the Plan:

(a)To select the Eligible Individuals to whom Awards are granted;

(b)To determine whether and to what extent Awards are granted;

(c)To determine the amount of each Award;

(d)To determine the terms and conditions of any Award, including, but not limited to, the option price, any vesting condition, restriction or limitation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee will determine;

(e)To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, to the extent that such modification, amendment, or adjustment does not conflict with Section 409A of the Code.

(f)To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award will be deferred, to the extent that such deferral does not conflict with Section 409A of the Code and

(g)To determine under what circumstances an Award may be settled in cash or Common Stock or a combination of cash and Common Stock.

The Committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan, any Award, any Notice and any other agreement relating to any Award and to take any action it deems appropriate for the administration of the Plan.
3.2    Committee Action. The Committee may act only by a majority of its members then in office unless it allocates or delegates its authority to a Committee member or other person to act on its behalf. Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any other person or persons. Any such allocation or delegation may be revoked by the Committee at any time. Any determination made by the Committee or its delegate with respect to any Award will be made in the sole discretion of the Committee or such delegate. All decisions of the Committee or its delegate are final, conclusive and binding on all parties.
3.3.    Board Authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control. Notwithstanding anything herein to the contrary, the Board is the administrator Awards to Non-Employee Directors.
SECTION 4
SHARES
4.1    Shares Available For Issuance. The maximum number of shares of Common Stock that may be delivered to Eligible Individuals and their beneficiaries under the Plan will be: (i) 1,000,000, plus (ii) the number of shares of Common Stock that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, plus (iii) the number of shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date, which would thereafter be added back in accordance with the terms described in the third paragraph below, shall be added back to this Plan and shall become available for the issuance of Awards under this Plan. Upon the Effective Date, no further Awards will be issued under the Prior Plan; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the Eligible Individual only in the form of cash, or if the Award is paid to the Eligible Individual in cash.
If any Award is canceled or forfeited, or is returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or if any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Awards will again be available for delivery in connection with Awards under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to an Eligible Individual because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Notwithstanding the foregoing and anything to the contrary contained herein, shares subject to an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares used to satisfy the exercise price of a Stock Option or a Stock Appreciation Right, including shares used to effect a “net exercise,” in payment of a Stock Option or Stock Appreciation Right exercise price requirement, (b) shares withheld by or delivered to the Company to satisfy any tax withholding obligation in connection with a Stock Option or Stock Appreciation Right, (c) shares repurchased by the Company on the open market with the proceeds of the exercise price of a Stock Option, or (d) shares covered by a stock-settled Stock Appreciation right that were not issued upon the settlement of the Award.
In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee shall make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any Eligible Individual, in the number, kind and price of shares subject to outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it determines are required to accomplish the same; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award. Any such adjustment to an Award shall be made to the extent that such adjustment does not conflict with Section 409A of the Code.
4.2    Individual Limits Other Than for Non-Employee Directors. No Eligible Individual (excluding Non-Employee Directors) may be granted Stock Options and Stock Appreciation Rights covering in excess of 400,000 shares of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units, Award of Restricted Stock, Award of Stock Units or Award of Restricted Stock Units that may be granted, or, that may vest, as applicable, in any calendar year for any individual Eligible Individual is 400,000 shares of Common Stock. Notwithstanding any provision contained herein to the contrary, with respect solely to Awards payable to Eligible Individuals only in the form of cash, the maximum aggregate amount of Awards to be settled only in cash that may be granted, or that may vest or become payable, as applicable, in any calendar year for any individual Eligible Individual under the Plan is $5,000,000. This cash limitation shall apply separately from the shares of Common Stock limitation under Plan.
4.3    Individual Limits, Non-Employee Director. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year (excluding Awards made at the election of the Non-Employee Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $360,000.
SECTION 5
ELIGIBILITY
Awards may be granted under the Plan to Eligible Individuals. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). The maximum number of Shares of the Share Authorization that may be issued pursuant to Incentive Stock Options under the Plan shall be 1,000,000.
SECTION 6
TERMS AND CONDITIONS OF AWARDS
6.1    General. Awards will be in the form and upon the terms and conditions as determined by the Committee, subject to the terms of the Plan. The Committee is authorized to grant Awards independent of, or in addition to other Awards granted under the Plan. The terms and conditions of each Award may vary from other Awards. Awards will be evidenced by Notices, the terms and conditions of which will be consistent with the terms of the Plan and will apply only to such Award.
6.2    Expiration Date. Unless otherwise provided in the Notice, the Expiration Date of an Award will be the earlier of the date that is ten (10) years after the Grant Date or the date of the Eligible Individual’s Termination of Employment.
6.3    Vesting. Each Award vests and becomes fully payable, exercisable and/or released of any restriction on the Vesting Date. The Vesting Date of each Award, as determined by the Committee, will be set forth in the Notice. Prior to the Vesting Date, an Award remains subject to a substantial risk of forfeiture. Notwithstanding any Plan provision to the contrary, Eligible Individuals who are granted Awards will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Awards to fully or partially vest or be exercisable (other than in case of death, Disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1 may provide for vesting of Awards, partially or in full, in less than one-year.

SECTION 7
QUALIFIED PERFORMANCE-BASED AWARDS

The Committee may designate a Management Incentive Award, or an Award of Restricted Stock or an Award of Performance Units or an Award of Stock Units or an Award or Restricted Stock Units as a Qualified Performance-Based Award, in which case, the Award is contingent upon the attainment of Performance Goals, and, as a result, remains subject to a substantial risk of forfeiture until the attainment of such Performance Goals. The Committee shall have no discretion to increase the amount payable pursuant to a Qualified Performance-Based Award beyond the amount that would otherwise be payable upon attainment of the applicable performance goal(s). The Committee shall, however, retain the discretion to decrease the amount payable pursuant to a Qualified Performance-Based Awards below the amount that would otherwise be payable upon attainment of the applicable performance goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
SECTION 8
MANAGEMENT INCENTIVE AWARDS
8.1    Management Incentive Awards. The Committee is authorized to grant Management Incentive Awards, subject to the terms of the Plan. Notices for Management Incentive Awards will indicate the Award Cycle, any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment of the Award.
8.2    Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, but in any event within seventy (70) days following the later of such events, Management Incentive Awards will be paid to the Eligible Individual in cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee. The number of shares of Common Stock payable under the stock portion of a Management Incentive Award will equal the amount of such portion of the award divided by the Fair Market Value of the Common Stock on the date of payment.

SECTION 9
STOCK OPTIONS
9.1    Stock Options. The Committee is authorized to grant Stock Options, including both Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan. Notices will indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the option price, the term and the number of shares to which it pertains. To the extent that any Stock Option is not designated as an Incentive Stock Option, or, even if so designated does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it will constitute a Nonqualified Stock Option.
9.2    Option Price. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee and will not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date, except as provided under Section 4.1.
9.3    Incentive Stock Options. The terms of the Plan addressing Incentive Stock Options and each Incentive Stock Option will be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.
9.4    Exercise. Stock Options will be exercisable at such time or times and subject to the terms and conditions set forth in the Notice. An Eligible Individual can exercise a Stock Option, in whole or in part, at any time on or after the Vesting Date and before the Expiration Date by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full to the Company of the option price by certified or bank check or such other cash equivalent instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised.
9.5    Settlement. As soon as practicable after the exercise of a Stock Option, the Company will deliver to or on behalf of the optionee certificates of Common Stock for the number of shares purchased. No shares of Common Stock will be issued until full payment therefor has been made. An optionee will have all of the rights of a stockholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and the right to receive dividends, when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 18. The Committee may give optionees Dividend Equivalent Rights, provided, if a Dividend Equivalent Right is granted, such grant cannot be conditioned on the grantee exercising the underlying option and shall be contingent upon the underlying Stock Option first satisfying the applicable vesting conditions.
9.6    Nontransferability. No Stock Option will be transferable by the optionee other than by will or by the laws of descent and distribution. All Stock Options will be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee. No Stock Option will be subject to execution, attachment or other similar process.

Notwithstanding anything herein to the contrary, the Committee may permit an Eligible Individual at any time prior to his or her death to assign all or any portion without consideration therefor of a Nonqualified Stock Option to:
(a)The Eligible Individual’s spouse or lineal descendants;

(b)The trustee of a trust for the primary benefit of the Eligible Individual and his or her spouse or lineal descendants, or any combination thereof;

(c)A partnership of which the Eligible Individual, his or her spouse and/or lineal descendants are the only partners;

(d)Custodianships under the Uniform Transfers to Minors Act or any other similar statute; or

(e)Upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minor Act or any other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive the Nonqualified Stock Option held in trust, partnership or custody.

In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Eligible Individual’s rights with respect to the assigned portion of the Nonqualified Stock Option, and such portion will continue to be subject to all of the terms, conditions and restrictions applicable to the Nonqualified Stock Option.
9.7    Cashing Out. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. In addition, notwithstanding any other provision of the Plan, the Committee, either on the Grant Date or thereafter, may give an Eligible Individual the right to voluntarily cash-out the Eligible Individual’s outstanding Stock Options during the seventy (70)-day period following a Change in Control. An Eligible Individual who has such a cash-out right and elects to cash-out Stock Options may do so during the seventy (70)-day period following a Change in Control by giving notice to the Company to elect to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which this cash-out right is exercised.
9.8.    Term of Options. Each Option granted to an Eligible Individual shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

SECTION 10
STOCK APPRECIATION RIGHTS
10.1    Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, subject to the terms of the Plan. Stock Appreciation Rights granted with a Nonqualified Stock Option may be granted either on or after the Grant Date. Stock Appreciation Rights granted with an Incentive Stock Option may be granted only on the Grant Date of such Stock Option. Notices of Stock Appreciation Rights granted with Stock Options may be incorporated into the Notice of the Stock Option. Notices of Stock Appreciation Rights will indicate whether the Stock Appreciation Right is independent of any Award or granted with a Stock Option, the price, the term, the method of exercise and the form of payment. The grant of a Stock Appreciation Right shall be at a price per share that is at least equal to the Fair Market Value of a share of Common Stock as of the Grant Date of such Appreciation Right.
10.2    Exercise. An Eligible Individual can exercise Stock Appreciation Rights, in whole or in part, at any time after the Vesting Date and before the Expiration Date, or, with respect to Stock Appreciation Rights granted in connection with any Stock Option, at such time or times and to the extent that the Stock Options to which they relate are exercisable, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised. A Stock Appreciation Right granted with a Stock Option may be exercised by an optionee by surrendering any applicable portion of the related Stock Option in accordance with procedures established by the Committee. To the extent provided by the Committee, Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
10.3    Settlement. As soon as practicable after the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, in value equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Stock Appreciation Right price per share multiplied by the number of shares in respect of which the Stock Appreciation Right is being exercised. Upon the exercise of a Stock Appreciation Right granted with any Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares delivered upon the exercise of the Stock Appreciation Right.
10.4    Nontransferability. Stock Appreciation Rights will be transferable only to the extent they are granted with any Stock Option, and only to permitted transferees of such underlying Stock Option in accordance with the nontransferability provisions of Section 9.6.
10.5    Term of Stock Appreciation Right. Each Stock Appreciation right granted to an Eligible Individual shall expire at such time as the Committee shall determine at the time of grant; however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant.

SECTION 11
RESTRICTED STOCK
11.1    Restricted Stock. The Committee is authorized to grant Restricted Stock, subject to the terms of the Plan. Notices for Restricted Stock may be in the form of a Notice and book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock will be registered in the name of such Eligible Individual and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including, but not limited to, forfeiture of the 2017 John Bean Technologies Corporation Incentive Compensation and Stock Plan and a Restricted Stock Notice. Copies of such Plan and Notice are on file at the offices of John Bean Technologies Corporation.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed and that, as a condition of any Award of Restricted Stock, the Eligible Individual will have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. The Notice or certificates will indicate any applicable Performance Goals, any applicable designation of the Restricted Stock as a Qualified Performance-Based Award and the form of payment.
11.2    Participant Rights. Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the Eligible Individual will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the Eligible Individual will have, with respect to the shares of Restricted Stock, Dividend Equivalent Rights, if so granted; provided that such Dividend Equivalent Rights shall be contingent upon the Restricted Stock first satisfying the applicable vesting conditions.
11.3    Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied and prior to the Expiration Date, unlegended certificates for such shares of Common Stock will be delivered to the Eligible Individual upon surrender of any legended certificates, if applicable.

SECTION 12
PERFORMANCE UNITS, STOCK UNITS OR RESTRICTED STOCK UNITS
12.1    Performance Units, Stock Units or Restricted Stock Units. The Committee is authorized to grant Performance Units, Stock Units or Restricted Stock Units, subject to the terms of the Plan. Notices of Performance Units will indicate any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment. Except as provided in the Plan, the Notice or otherwise, the Eligible Individual will be entitled to Dividend Equivalent Rights with respect to Performance Units, Stock Units or Restricted Stock Units; provided that any such Dividend Equivalent Rights may only be settled in cash with respect to Performance Units, Stock Units or Restricted Stock Units, and provided, further that such Dividend Equivalent Right shall be contingent upon the Performance Units, Stock Units or Restricted Stock Units first satisfying the applicable vesting conditions.
12.2    Settlement. Except as otherwise provided in the applicable Notice related to such Award, as soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, but in any event within seventy (70) days following the later of such events, Performance Units, Stock Units or Restricted Stock Units will be paid in the manner as provided in the Notice. Payment of Performance Units, Stock Units or Restricted Stock Units will be made in an amount of cash equal to the Fair Market Value of one share of Common Stock multiplied by the number of Performance Units, Stock Units or Restricted Stock Units earned or, if applicable, in a number of shares of Common Stock equal to the number of Performance Units, Stock Units or Restricted Stock Units earned, each as determined by the Committee.

SECTION 13
OTHER AWARDS
The Committee is authorized to make, either alone or in conjunction with other Awards, Awards of cash or Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, convertible debentures.
SECTION 14
CHANGE IN CONTROL
14.1    Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the effect of the Change in Control upon an outstanding Award shall be governed by the terms of the Notice. The Committee may also make additional substitutions, adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
14.2    Definition of Change in Control. For purposes of the Plan, a “Change in Control” means either a “Change in Ownership,” a “Change in Effective Control,” or a “Change in Ownership of a Substantial Portion of Assets,” as defined below:

“Change in Ownership”: A Change in Ownership of the Company occurs on the date that any one person, or more than one Person Acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company). An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.
Persons Acting as a Group: Persons will not be considered to be acting as a group solely because they (i) purchase or own stock of the same corporation at the same time, or as a result of the same public offering, or (ii) purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
“Change in Effective Control”: A Change in Effective Control of the Company occurs on the date that either -

(i)Any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(ii)a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

A Change in Effective Control will have occurred only if the Covered Employee is employed by the Company or an Affiliate upon the date of the Change in Effective Control or the Company is liable for the payment of the benefits hereunder and no other corporation is a majority shareholder of the Company. Further, in the absence of an event described in paragraph (i) or (ii), a Change in Effective Control of the Company will not have occurred.
Acquisition of additional control: If any one person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company).
“Change in Ownership of a Substantial Portion of Assets”: A Change in Ownership of a Substantial Portion of Assets occurs on the date that any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Transfers to a related person: There is no Change in Control when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change of Ownership of a Substantial Portion of Assets if the assets are transferred to -
(i)A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)A person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

A person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a Change in Ownership of a Substantial Portion of Assets of the Company.
14.3    Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined by the Committee.

SECTION 15
FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in the event of serious misconduct by an Eligible Individual (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of an Eligible Individual in competition with the business of the Company or any Affiliate, (a) cancel any outstanding Award granted to such Eligible Individual, in whole or in part, whether or not vested , and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Eligible Individual to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). In the event the Company’s financial statements are restated as a result of errors, omissions or fraud, the Committee may, in good faith and to the extent an Award exceeds what would otherwise have been awarded based on the restated financial results, (a) cancel any outstanding Award granted, in whole or in part, whether or not vested or deferred, to officers of the Company who are identified as being subject to Section 16 of the Securities and Exchange Act of 1934 (Section 16 Officers), and/or (b) if such restatement occurs after the exercise or payment of such Award, require such Section 16 Officer to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Eligible Individual if necessary to satisfy the repayment obligation. The determination of whether an Eligible Individual has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith.
SECTION 16
AMENDMENT AND TERMINATION

The Committee may amend, alter, or discontinue the Plan or any Award, prospectively or retroactively, but no amendment, alteration or discontinuation may impair the rights of a recipient of any Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.
No amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules, or, to the extent such amendment increases the number of shares available for delivery under the Plan, or changes the option price after the Grant Date.
SECTION 17
UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitutes an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements will be consistent with the “unfunded” status of the Plan.
SECTION 18
GENERAL PLAN PROVISIONS
18.1    General Provisions. The Plan will be administered in accordance with the following provisions and any other rule, guideline and practice determined by the Committee:

(a)Each person purchasing or receiving shares pursuant to an Award may be required to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to the distribution of the shares.

(b)The certificates for shares issued under an Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(c)Notwithstanding any other provision of the Plan, any Award, any Notice or any other agreements made pursuant thereto, the Company is not required to issue or deliver any shares of Common Stock prior to fulfillment of all of the following conditions:

(i)Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee deems necessary or advisable; and

(iii)Obtaining any other consents, approval, or permit from any state or federal governmental agency which the Committee deems necessary or advisable.

(d)The Company will not issue fractions of shares. Whenever, under the terms of the Plan, a fractional share would otherwise be required to be issued, the Eligible Individual will be paid at Fair Market Value for such fractional share by rounding down the number of shares received to the nearest whole number and paying in cash the value of the fractional share.

(e)In the case of a grant of an Award to any Eligible Individual of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.
18.2    Employment. The Plan will not constitute a contract of employment, and adoption of the Plan will not confer upon any employee any right to continued employment, nor will it interfere in any way with the right of the Company or an Affiliate to terminate at any time the employment of any employee or the membership of any director on a board of directors or any consulting arrangement with any Eligible Individual.
18.3    Tax Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Eligible Individual for federal income tax purposes with respect to any Award under the Plan, the Eligible Individual will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement and, if elected by the Company in its sole discretion, in an amount up to the maximum statutory tax rates. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes in an amount up to the maximum statutory tax rates from any payment otherwise due to the Eligible Individual. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
18.4    Beneficiaries. The Committee will establish such procedures as it deems appropriate for an Eligible Individual to designate a beneficiary to whom any amounts payable in the event of the Eligible Individual’s death are to be paid or by whom any rights of the Eligible Individual, after the Eligible Individual’s death, may be exercised.
18.5    Governing Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. Notwithstanding anything herein to the contrary, in the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan and/or any such Award as they pertain to such individual to comply with and account for the tax and accounting rules of the applicable foreign law so as to maintain the benefit intended to be provided to such Eligible Individual under the Award.
18.6    409A. The Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to an Eligible Individual, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
18.7    Nontransferability. Except as otherwise provided in Sections 9 and 10, or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

18.8.    Severability. Wherever possible, each provision of the Plan and of each Award and of each Notice will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of the Plan, any Award or any Notice is found to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to and to have contained from the outset such language as will be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and any Award will remain in full force and effect.
18.9    Strict Construction. No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of the terms of the Plan, any Award, any Notice, any other agreement or any rule or procedure established by the Committee.
18.10    Stockholder Rights. Except as otherwise provided herein, no Eligible Individual will have dividend, voting or other stockholder rights by reason of a grant of an Award or a settlement of an Award in cash.
18.11    Repricing Prohibited. Except as provided in Section 4.1, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per share of Common Stock of a Stock Option or Stock Appreciation Right after it is granted, (b) cancel a Stock Option or Stock Appreciation Right when the exercise price per share of Common Stock exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 14, or (c) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are listed.

18.12    Company Recoupment of Awards. An individual’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with an individual, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.